Exhibit 99.1

EverQuote Announces Fourth Quarter and Full Year 2021 Financial Results

•	Fourth Quarter Revenue Increased 5% Year-Over-Year to $102.1 Million

•	Fourth Quarter Revenue from Non-Auto Insurance Verticals Increased Year-Over-Year 50%

•	Fourth Quarter Health DTCA Revenue Increased 281% Year-Over-Year to $14.5 million

•	Full Year Revenue Increased 21% Year-Over-Year to $418.5 Million

CAMBRIDGE, Mass., February 16, 2022 — EverQuote, Inc. (Nasdaq: EVER), a leading online insurance marketplace, today announced financial results for the fourth quarter and full year ended December 31, 2021.

“In 2021, we delivered year-over-year revenue and Variable Marketing Margin, or VMM, growth of 21% and 19%, respectively, and generated meaningful Adjusted EBITDA, despite strong industry headwinds in the auto insurance marketplace in the second half of the year,” said Jayme Mendal, CEO of EverQuote. “We grew fourth quarter revenue from our non-auto insurance verticals by 50% year-over-year, fueled by our health Direct-to-Consumer Agency, or DTCA, which had a 281% increase in revenue over the same period last year.

“Strategic investments made throughout 2021 positioned us for a strong fourth quarter annual enrollment period in our health DTCA and our teams executed well. We also successfully integrated PolicyFuel into our broader DTCA operations, which is enabling us to develop more seamless buying experiences and deeper relationships with consumers. Looking ahead, we have set the foundation for building the leading one-stop insurance destination for the digital age.”

Fourth Quarter 2021 Financial Highlights:

(All comparisons are relative to the fourth quarter of 2020):

•	Total revenue of $102.1 million, an increase of 5%.

•	Automotive insurance vertical revenue of $70.4 million, a decrease of 8%, driven by previously described headwinds facing the industry.

•	Revenue from other insurance verticals, which includes home and renters, life, and health insurance, increased 50% to $31.6 million.

•	Variable Marketing Margin of $32.9 million, an increase of 3%.

•	GAAP net loss increased to $8.5 million, compared to GAAP net loss of $3.8 million.

•	Adjusted EBITDA decreased to $0.5 million, compared to Adjusted EBITDA of $5.4 million.

Fourth Quarter 2021 Business Highlights:

•	Quote request growth of 24.5%, driven by the strength of our traffic operations.

•	Combined DTCA operations (including in health and life verticals as well as in auto and home verticals with PolicyFuel) generated $17.8 million in revenue, or 17.4% of total revenue.

•	Health DTCA revenue of $14.5 million, an increase of 281% over the previous year.

Full Year 2021 Financial Highlights:

(All comparisons are relative to the full year of 2020):

•	Total revenue of $418.5 million, an increase of 21%.

•	Automotive insurance vertical revenue of $330.9 million, an increase of 17%.

•	Revenue from our other insurance verticals, which includes home and renters, life, and health insurance, increased 38% to $87.6 million.

•	Variable Marketing Margin of $129.6 million, an increase of 19%.

•	GAAP net loss increased to $19.4 million, compared to GAAP net loss of $11.2 million.

•	Adjusted EBITDA decreased to $14.6 million, compared to Adjusted EBITDA of $18.4 million.

First Quarter and Full-Year 2022 Guidance:

•	EverQuote anticipates Revenue, Variable Marketing Margin and Adjusted EBITDA to be in the following ranges:

First quarter 2022:

•	Revenue of $101 - $103 million.

•	Variable Marketing Margin of $32.0 - $33.5 million.

•	Adjusted EBITDA of $0 - $1.5 million.

Full year 2022:

•	Revenue of $420 - $430 million.

•	Variable Marketing Margin of $128 - $134 million.

•	Adjusted EBITDA of $0 - $5 million.

With respect to the Company’s expectations under “First Quarter and Full Year 2022 Guidance” above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income (loss) in this press release because the Company does not provide guidance for stock-based compensation expense, depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income (loss). In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call and Webcast Information

EverQuote will host a conference call and live webcast to discuss its fourth quarter and full year 2021 financial results at 4:30 p.m. Eastern Time today, February 16, 2022. To access the conference call, dial Toll Free: (844) 200-6205 for the US, or (929) 526 1599 for international callers and provide conference ID 393307. The live webcast and replay will be available live on the Investors section of the Company’s website at https://investors.everquote.com

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for EverQuote, Inc. (“EverQuote” or the “Company”), including statements about future results of operations or the future financial position of the Company, including financial targets, business strategy, plans and objectives for future operations and other statements containing the words “anticipates,” “believes,” “expects,” “plans,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: (1) the Company’s ability to attract and retain consumers and insurance providers using the Company’s marketplace; (2) the Company’s ability to maintain or increase the amount providers spend per quote request; (3) the impact on the Company and the insurance industry of the COVID-19 pandemic; (4) the effectiveness of the Company’s growth strategies and its ability to effectively manage growth; (5) the Company’s ability to maintain and build its brand; (6) the Company’s reliance on its third-party service providers; (7) the Company’s ability to develop new and enhanced products and services to attract and retain consumers and insurance providers, and the Company’s ability to successfully monetize them; (8) the impact of competition in the Company’s industry and innovation by the Company’s competitors; (9) the expected recovery of the auto insurance industry; (10) developments regarding the insurance industry and the transition to online marketing; (11) the Company’s ability to successfully operate PolicyFuel; (12) the Company’s ability to successfully remediate the material weaknesses identified in the Company’s internal controls over financial reporting and (13) other factors discussed in the “Risk Factors” section of the Company’s most recent Quarterly Report on Form 10-Q, which is on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

About EverQuote

EverQuote operates a leading online insurance marketplace, connecting consumers with insurance providers. The company’s mission is to empower insurance shoppers to better protect life’s most important assets—their family, property, and future. Our vision is to become the largest online source of insurance policies by using data and technology to make insurance simpler, more affordable and personalized, ultimately reducing cost and risk.

For more information, visit everquote.com and follow on Twitter @everquotelife, Instagram @everquotepics, and LinkedIn https://www.linkedin.com/company/everquote/

Investor Relations Contact:

Brinlea Johnson

The Blueshirt Group

212-331-8424

EVERQUOTE, INC.

STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands except per share)
Revenue	$102,067	$97,292	$418,515	$346,935

Cost and operating expenses(1):
Cost of revenue	6,191	5,683	23,949	21,373
Sales and marketing	89,266	80,217	354,990	284,880
Research and development	8,847	8,088	35,732	29,662
General and administrative	6,176	5,310	24,703	20,444
Acquisition-related costs	60	1,778	1,065	2,258

Total cost and operating expenses	110,540	101,076	440,439	358,617

Loss from operations	(8,473)	(3,784)	(21,924)	(11,682)

Other income (expense):
Interest income	4	13	37	189
Other income (expense), net	(11)	3	(57)	291

Total other income (expense), net	(7)	16	(20)	480

Loss before income taxes	(8,480)	(3,768)	(21,944)	(11,202)
Benefit from income taxes	—	—	2,510	—

Net loss	$(8,480)	$(3,768)	$(19,434)	$(11,202)

Net loss per share, basic and diluted	$(0.29)	$(0.13)	$(0.67)	$(0.41)

Weighted average common shares outstanding, basic and diluted	29,732	28,005	29,088	27,329

(1)	Amounts include stock-based compensation expense, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Cost of revenue	$81	$108	$363	$361
Sales and marketing	3,189	2,924	12,405	10,246
Research and development	2,211	2,385	9,551	7,751
General and administrative	1,582	772	7,701	5,821

	$7,063	$6,189	$30,020	$24,179

EVERQUOTE, INC.

BALANCE SHEET DATA

	December 31,
	2021	2020
	(in thousands)
Cash and cash equivalents	$34,851	$42,870
Working capital	37,288	50,554
Total assets	143,607	129,050
Total liabilities	58,482	58,068
Total stockholders’ equity	85,125	70,982

EVERQUOTE, INC.

STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Cash flows from operating activities:
Net loss	$(8,480)	$(3,768)	$(19,434)	$(11,202)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,464	1,176	5,072	3,350
Stock-based compensation expense	7,063	6,189	30,020	24,179
Change in fair value of contingent consideration	60	1,778	196	1,778
Deferred taxes	—	—	(2,510)	—
Provision for (recovery of) bad debt	9	90	(41)	105
Unrealized foreign currency transaction losses	9	—	24	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	8,849	(4,642)	10,511	(13,970)
Operating lease right-of-use assets	674	2,076	2,710	2,076
Prepaid expenses and other current assets	(2,701)	(1,425)	(3,642)	623
Other assets	(9,805)	(332)	(10,894)	(554)
Accounts payable	4,654	(729)	(3,968)	9,301
Accrued expenses and other current liabilities	(7,123)	(1,643)	2,692	(3,968)
Operating lease liabilities	(772)	(2,233)	(2,840)	(2,233)
Deferred revenue	204	177	227	368
Other long-term liabilities	(964)	51	(934)	815

Net cash provided by (used in) operating activities	(6,859)	(3,235)	7,189	10,668

Cash flows from investing activities:
Acquisition of property and equipment, including costs capitalized for development of internal-use software	(587)	(1,114)	(2,862)	(3,822)
Acquisition of business	—	—	(15,955)	(14,930)

Net cash used in investing activities	(587)	(1,114)	(18,817)	(18,752)

Cash flows from financing activities:
Proceeds from exercise of stock options	524	1,345	3,615	4,907

Net cash provided by financing activities	524	1,345	3,615	4,907

Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(7)	(6)	(7)

Net decrease in cash, cash equivalents and restricted cash	(6,922)	(3,011)	(8,019)	(3,184)
Cash, cash equivalents and restricted cash at beginning of period	42,023	46,131	43,120	46,304

Cash, cash equivalents and restricted cash at end of period	$35,101	$43,120	$35,101	$43,120

EVERQUOTE, INC.

FINANCIAL AND OPERATING METRICS

Revenue by vertical:

	Three Months Ended December 31,		Change
	2021	2020	%
	(in thousands)
Automotive	$70,423	$76,222	-7.6%
Other	31,644	21,070	50.2%

Total Revenue	$102,067	$97,292	4.9%

	Year Ended December 31,		Change
	2021	2020	%
	(in thousands)
Automotive	$330,928	$283,236	16.8%
Other	87,587	63,699	37.5%

Total Revenue	$418,515	$346,935	20.6%

Other financial and non-financial metrics:

	Three Months Ended December 31,		Change
	2021	2020	%
	(in thousands)
Loss from operations	$(8,473)	$(3,784)	123.9%
Net loss	$(8,480)	$(3,768)	125.1%
Quote requests	8,156	6,553	24.5%
Variable Marketing Margin	$32,884	$31,921	3.0%
Adjusted EBITDA(1)	$543	$5,362	-89.9%

	Year Ended December 31,		Change
	2021	2020	%
	(in thousands)
Loss from operations	$(21,924)	$(11,682)	87.7%
Net loss	$(19,434)	$(11,202)	73.5%
Quote requests	30,270	27,013	12.1%
Variable Marketing Margin	$129,553	$108,642	19.2%
Adjusted EBITDA(1)	$14,616	$18,396	-20.5%

(1)	Adjusted EBITDA is a non-GAAP measure. Please see “EverQuote, Inc. Reconciliation of Non-GAAP Measures to GAAP” below for more information.

To supplement the Company’s financial statements presented in accordance with GAAP and to provide investors with additional information regarding EverQuote’s financial results, the Company has presented Adjusted. EBITDA as a non-GAAP financial measure. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.

The Company defines Adjusted EBITDA as net income (loss), excluding the impact of stock-based compensation expense; depreciation and amortization expense; acquisition-related costs; legal settlement; one-time severance charges; interest income; and income taxes. The most directly comparable GAAP measure is net income (loss). The Company monitors and presents Adjusted EBITDA because it is a key measure used by management and the board of directors to understand and evaluate operating performance, to establish budgets and to develop operational goals for managing EverQuote’s business. In particular, the Company believes that excluding the impact of these items in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of EverQuote’s core operating performance.

The Company uses Adjusted EBITDA to evaluate EverQuote’s operating performance and trends and make planning decisions. The Company believes that this non-GAAP financial measure helps identify underlying trends in EverQuote’s business that could otherwise be masked by the effect of the items that the Company excludes in the calculations of Adjusted EBITDA. Accordingly, the Company believes that this financial measure provides useful information to investors and others in understanding and evaluating EverQuote’s operating results, enhancing the overall understanding of the Company’s past performance and future prospects.

The Company’s non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, other companies may use other measures to evaluate their performance, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison.

The following table reconciles Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

EVERQUOTE, INC.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Net loss	$(8,480)	$(3,768)	$(19,434)	$(11,202)
Stock-based compensation	7,063	6,189	30,020	24,179
Depreciation and amortization	1,464	1,176	5,072	3,350
Acquisition-related costs	60	1,778	1,065	2,258
Severance under a plan	440	—	440	—
Interest income	(4)	(13)	(37)	(189)
Benefit from income taxes	—	—	(2,510)	—

Adjusted EBITDA	$543	$5,362	$14,616	$18,396